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Exhibit 21.1

List of Subsidiaries

Subsidiaries of Comstock Homebuilding Companies, Inc.

Name		State of incorporation or organization
1.	Comstock Acquisitions, L.C.	Virginia
2.	Comstock Aldie, L.C.	Virginia
3.	Comstock Barrington Park, L.C.	Virginia
4.	Comstock Belmont Bay 5, L.C.	Virginia
5.	Comstock Belmont Bay 89, L.C.	Virginia
6.	Comstock Blooms Mill II, L.C.	Virginia
7.	Comstock Brandy Station, L.C.	Virginia
8.	Comstock Carter Lake, L.C.	Virginia
9.	Comstock Cascades, L.C.	Virginia
10.	Comstock Communities, L.C.	Virginia
11.	Comstock Countryside, L.C.	Virginia
12.	Comstock Culpeper, L.C.	Virginia
13.	Comstock Delta Ridge II, L.L.C.	Virginia
14.	Comstock Emerald Farm, L.C.	Virginia
15.	Comstock Fairfax I, L.C.	Virginia
16.	Comstock Flynn's Crossing, L.C.	Virginia
17.	Comstock Hamlets of Blue Ridge, L.C.	Virginia
18.	Comstock Holland Road, L.L.C.	Virginia
19.	Comstock Homes of North Carolina, L.L.C.	North Carolina
20.	Comstock Homes of Raleigh, L.L.C.	North Carolina
21.	Comstock Homes of Washington, L.C.	Virginia
22.	Comstock Investors III, L.P.	Virginia
23.	Comstock Investors V, L.C.	Virginia
24.	Comstock Investors VI, L.C.	Virginia
25.	Comstock Kelton II, L.C.	Virginia
26.	Comstock Lake Pelham, L.C.	Virginia
27.	Comstock Landing, L.L.C.	Virginia
28.	Comstock Lester, L.C.	Virginia
29.	Comstock North Carolina, L.L.C.	North Carolina
30.	Comstock Penderbrook, L.C.	Virginia
31.	Comstock Potomac Yard, L.C.	Virginia
32.	Comstock Riverside, L.C.	Virginia
33.	Comstock Ryan Park, L.C.	Virginia
34.	Comstock Summerland, L.C.	Virginia
35.	Comstock Ventures X, L.C.	Virginia
36.	Comstock Ventures XII, L.C.	Virginia
37.	Comstock Wakefield, L.L.C.	Virginia
38.	Comstock Wesel, L.L.C.	Virginia
39.	North Shore Investors, L.L.C.	Virginia
40.	North Shore Raleigh, L.L.C.	Virginia
41.	Raleigh Resolution, L.L.C.	Virginia
42.	Settlement Title Services, L.L.C.	Virginia
43.	TCG Fund I, L.C.	Virginia

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List of Subsidiaries Subsidiaries of Comstock Homebuilding Companies, Inc.